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                                                                EXHIBIT 10.20

                       AMENDMENT TO EMPLOYMENT AGREEMENT

     This agreement is made and entered into by and between SpatiaLight, Inc. (the "Company") and L. John Loomis ("Loomis") as of September 19, 1997 (the "Effective Date") with reference to the following facts:

     A. On or about February 17, 1997, Loomis and the Company entered into an Employment Agreement, pursuant to which Loomis was initially employed by the Company as its Senior Executive Vice President and Chief Operating Officer, and later as its President and Chief Operating Officer (the "Employment Agreement");

     B. The Company and Loomis now wish to amend the Employment Agreement as follows:

AMENDMENTS

     1. Paragraph 2.3 of the Employment Agreement shall be struck in its entirety and replaced with the following language:

         2.3 EQUITY STAKE: The Board has previously approved the issuance to Loomis of two separate options to purchase a total of 520,000 shares of the Company's common stock (the "Options") in accordance with the Company's Stock Option Plan (the "Plan"). The Plan provides that fifty percent of the options vest upon the completion of one year's service and the remaining fifty percent of the options vest upon the completion of the second year service. However, in the event that the Company files for bankruptcy protection pursuant to the United States Bankruptcy Code, the parties have agreed that all of the options issued pursuant to the Option shall become fully vested as of the date the Company files its Petition for Bankruptcy Protection. The Options shall be further amended to provide that in the event of a Change of Control of the Company, all of the options issued pursuant to the Options shall become fully vested as of the date of the Change in Control. A "Change in Control" is defined herein as a transaction or a series of related transactions resulting in the sale of all or substantially all of the Company's assets or a merger or consolidation, or sale or transfer of securities, which results in any entity which does not currently hold any of the outstanding voting securities of the Company (as determined immediately prior to such merger or consolidation or sale or transfer of stock) owning, directly or indirectly, thirty-three percent or more of the beneficial interest in the outstanding voting securities of the Company or the surviving corporation that controls the Company or of such surviving corporation's parent corporation (determined immediately after such merger or consolidation or sale or transfer of stock). Except as otherwise provided herein, the Option shall be subject to the terms and conditions of the Company's stock option plan and the Company's standard form of stock option agreement, as amended in accordance with this Agreement, which Loomis shall be required to sign as a condition to receiving the Options as provided herein.

              ADDITIONAL OPTIONS: After the occurrence of an equity financing during the nine months following the Effective Date in which the Company sells equity securities of the Company in an amount not less than Three Million Dollars ($3,000,000.00), Loomis shall be granted an additional stock option to purchase that number of shares of Common Stock determined by the following formula: the number of shares of the Company times four and one-third percent (4.33%) less the number of shares subject to options previously granted to Loomis. If such formula produces a negative number, then Loomis shall not receive this Additional Option. The exercise price of this option shall be

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              the fair market value at the time of the grant of the option.
              This Additional Option shall be immediately exercisable.

     2. Paragraph 3 of the Employment Agreement shall be struck in its entirety and replaced with the following language:

     3. TERM OF EMPLOYMENT: Loomis' employment with the Company pursuant to this Agreement is for a five year period, commencing on the Commencement Date, subject to the provisions regarding termination set forth below (the "Term"). If neither party gives the other written notice of termination or a desire to change the provisions herein, this Agreement shall be automatically renewed for an additional one (1) year period (the "Renewal Term"). Thereafter, if neither party gives the other written notice of termination or a desire to change the provisions herein, on or before the thirtieth
         (30th) day prior to the expiration of each Renewal Term, this Agreement shall be renewed for an additional one (1) year period.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below:

                                        SPATIALIGHT, INC.


Date:_____________________              By:__________________________________
                                        Its:_________________________________




Date:_____________________              _____________________________________
                                        L. John Loomis